UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                            Termination of a Material Definitive Agreement.

Please see the discussion in Item 5.02 below regarding the termination of the Employment Agreement dated December 21, 2007, between 1st Pacific Bancorp (the “Company”), the Company’s wholly-owned subsidiary, 1st Pacific Bank of California (the “Bank”, and together with the Company, “1st Pacific”), and Larry Prosi (the “Employment Agreement”).  The Employment Agreement is described in the section entitled “EXECUTIVE COMPENSATION — Employment Agreements - Employment Agreements with Mr. Burgess, Mr. Revier and Mr. Prosi” of the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed April 29, 2009, and in the Company’s Current Report on Form 8-K filed on December 28, 2007, which included a copy of the Employment Agreement as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.                            Departure of Directors or Other Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2009, 1st Pacific gave notice to Larry Prosi, its Chief Operating Officer, of its election to terminate his Employment Agreement. As a result, among other things, (i) the employment and Employment Agreement of Mr. Prosi will terminate, (ii) Mr. Prosi may become entitled to certain severance payments and benefits as described in his Employment Agreement, subject to the conditions therein, and (iii) if Mr. Prosi receives such severance, he will be required to release all related claims against 1st Pacific.  1st Pacific and Mr. Prosi are currently working together to finalize the terms of Mr. Prosi’s departure.

Also, on January 1, 2010, John McGrath, officially began his service as President, Chief Executive Officer and a member of the Board of Directors of 1st Pacific. Further details regarding this appointment were included in the Company’s Current Report on Form 8-K filed on December 15, 2009, and are incorporated herein by reference. Ron Carlson will remain Chairman of the Board of 1st Pacific.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Company’s 2009 Annual Meeting of Shareholders held on December 16, 2009 (“Annual Meeting”), Amended and Restated Articles of Incorporation were approved to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000.

The Amended and Restated Articles of Incorporation were filed with the California Secretary of State on December 16, 2009, and were certified and returned by the California Secretary of State on December 28, 2009.  A copy of the Amended and Restated Articles of Incorporation are filed herein as Exhibit 3.1.

Item 9.01                               Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Certificate of Amendment and Restatement of Articles of Incorporation of 1st Pacific Bancorp dated and effective December 16, 2009

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date:	January 4, 2010	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer